EQUITY ONE, INC.

                        SUPPLEMENTAL INFORMATION PACKAGE







                                  JUNE 30, 2001




                                Equity One, Inc.
                                (GRAPIC OMITTED)





                          1696 N.E. Miami Gardens Drive
                        North Miami Beach, Florida 33179
                    Tel: (305) 947-1664 Fax: (305) 947-1734 4
                                www.equityone.net

                                Equity One, Inc.

--------------------------------------------------------------------------------
                            Supplemental Information
                                  June 30, 2001
--------------------------------------------------------------------------------




                             TABLE OF CONTENTS

                                                                              Page

    1.  Summary Operating Information .....................................    1

    2.  Summary Balance Sheet Information .................................    2

    3.  Consolidated Statement of Earnings ................................    3

    4.  Consolidated Statement of Funds from Operations ...................    4

    5.  Condensed Consolidated Balance Sheet ..............................    5

    6.  Summary of Mortgage Debt ..........................................    6

    7.  Property Status Report ............................................    7

    8.  Real Estate Developments and Other Activity .......................    8

    9.  Tenant Concentration Schedule .....................................    9

   10.  Lease Expiration Schedule .........................................   10

   11.  Stock Price and Volume Statistics .................................   11


        FORWARD LOOKING STATEMENTS.

        CERTAIN INFORMATION CONTAINED IN THIS SUPPLEMENTAL INFORMATION PACKAGE MAY CONTAIN FORWARD-LOOKING STATEMENTS REGARDING COMPANY AND PROPERTY PERFORMANCE WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FUTURE RESULTS COULD VARY MATERIALLY FROM ACTUAL RESULTS DEPENDING ON RISKS AND UNCERTAINTIES INHERENT IN GENERAL AND LOCAL REAL ESTATE CONDITIONS, OR COMPETITIVE FACTORS SPECIFIC TO THE MARKETS IN WHICH THE COMPANY OPERATES. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THIS INFORMATION. FOR MORE DETAILS, PLEASE REFER TO EQUITY ONE'S SEC FILINGS, INCLUDING THE MOST RECENT REPORT ON FORM 10-K AND ON FORM 10-Q.

EQUITY ONE, INC.
SUMMARY OPERATING INFORMATION
as of June 30, 2001
(in thousands, except per share data)
--------------------------------------------------------------------------------



                                                        3 MONTHS ENDED                        6 MONTHS ENDED
                                                 -----------------------------         -----------------------------
                                                 JUN 30, 2001     JUN 30, 2000         JUN 30, 2001     JUN 30, 2000
                                                 ------------     ------------         ------------     ------------
Fully Diluted Funds From Operations
     per Share                                      $ 0.34           $ 0.33               $ 0.67           $ 0.64

Total Dividends Paid Per Share                      $ 0.26           $ 0.26               $ 0.52           $ 0.52

Dividend / FFO Payout Ratio                          76.5%            78.8%                77.6%            81.3%
--------------------------------------------------------------------------------------------------------------------

Weighted Average Shares Outstanding

     Basic                                          12,707           11,480               12,707           11,390
     Diluted                                        13,448           11,684               13,326           11,581
--------------------------------------------------------------------------------------------------------------------

EBITDA                                             $ 6,570          $ 5,447             $ 12,946         $ 10,801

Interest Expense and
     Financing Fee Amortization                    $ 2,199          $ 1,630              $ 4,281          $ 3,356

EBITDA Interest Coverage Ratio                         3.0              3.3                  3.0              3.2

     EBITDA Margin (EBITDA/Total Revenues)           66.1%            68.2%                65.5%            67.1%
--------------------------------------------------------------------------------------------------------------------

Property Net Operating Income (NOI)

     Total Rental Income                           $ 9,175          $ 7,848             $ 18,340         $ 15,882
     Operating Expenses (1)                          2,677            2,061                5,410            4,239
                                                   ------------------------             -------------------------
Net Operating Income                               $ 6,498          $ 5,787             $ 12,930         $ 11,643

     NOI Margin (NOI/total Rental Income)            70.8%            73.7%                70.5%            73.3%
--------------------------------------------------------------------------------------------------------------------

Same Property NOI

     Total Rental Income                           $ 8,590          $ 7,804             $ 16,789         $ 15,734
     Operating Expenses                              2,411            2,274                4,755            4,569
                                                   ------------------------             -------------------------
Net Operating Income                               $ 6,179          $ 5,530             $ 12,034         $ 11,165

     Growth in Same Property NOI                     11.7%                                  7.8%
--------------------------------------------------------------------------------------------------------------------

General & Administrative Expenses                    $ 652            $ 482              $ 1,370          $ 1,055
     as % of Total Revenues                           6.6%             6.0%                 6.9%             6.6%


(1)   Net of intercompany expenses which have been eliminated.

EQUITY ONE, INC.
SUMMARY BALANCE SHEET INFORMATION
as of June 30, 2001
(in thousands, except per share data)

--------------------------------------------------------------------------------------------------------------
                                                                   JUN 30, 2001              DEC 31, 2000
                                                               ---------------------     ---------------------
Closing Market Price                                                       $ 11.240                   $ 9.875
Dividend Yield (based on current annualized dividend)                         9.25%                    10.53%

BOOK VALUE PER SHARE (FULLY DILUTED, END OF PERIOD)                         $ 7.747                   $ 7.933

--------------------------------------------------------------------------------------------------------------

LIQUIDITY

     CASH AND CASH EQUIVALENTS                                                $ 499                     $ 322
     LINE OF CREDIT

         GROSS AVAILABLE UNDER FULLY AUTHORIZED LINE (1)                   $ 20,641                  $ 20,641
             OUTSTANDING BALANCE                                              5,572                     4,243
             HOLDBACK FOR LETTERS OF CREDIT                                   1,114                     1,580
             ESCROWED FOR TAX AND INSURANCE                                     440                       440
                                                               ---------------------     ---------------------
         NET AVAILABLE UNDER LINE OF CREDIT                                $ 13,514                  $ 14,378
                                                               =====================     =====================

--------------------------------------------------------------------------------------------------------------

EQUITY CAPITALIZATION (END OF PERIOD)
     COMMON STOCK (IN THOUSANDS)

         Common Stock Outstanding Shares (incl Walden Woods)             12,800.746                12,799.481
         Unvested Restricted Common Shares                                  211.155                    79.820
         Operating Partnership Units                                        261.850                   261.850
         Common Stock Options/Warrants (Treasury Method, closing price)     154.064                     0.000
                                                               ---------------------     ---------------------
     FULLY DILUTED COMMON STOCK                                          13,427.815                13,141.151
                                                               =====================     =====================

Net Debt (adjusted for Cash and Escrowed Loan Proceeds)                   $ 124,982                 $ 121,323
Equity Market Capitalization (fully diluted, end of period)                 150,929                   129,769
                                                               ---------------------     ---------------------
     TOTAL MARKET CAPITALIZATION                                          $ 275,911                 $ 251,092

DEBT TO TOTAL MARKET CAPITALIZATION                                           45.3%                     48.3%

--------------------------------------------------------------------------------------------------------------

Gross Real Estate Investments                                             $ 248,536                 $ 243,062
 -  Accumulated Depreciation                                                (18,219)                  (15,836)
                                                               ---------------------     ---------------------
Net Real Estate Investments                                               $ 230,317                 $ 227,226

DEBT TO GROSS REAL ESTATE INVESTMENT                                          50.3%                     49.9%

--------------------------------------------------------------------------------------------------------------

FIXED RATE MORTGAGE DEBT                                                  $ 124,690                 $ 121,675
VARIABLE RATE DEBT                                                            5,572                     4,243
                                                               ---------------------     ---------------------
     TOTAL DEBT                                                           $ 130,262                 $ 125,918

     % FIXED RATE DEBT                                                        95.7%                     96.6%
     % VARIABLE RATE DEBT                                                      4.3%                      3.4%
     WEIGHTED-AVERAGE INTEREST RATE ON FIXED RATE DEBT                        7.47%                     7.48%


(1) Increases in the borrowing limit are subject to the posting of additional collateral.

EQUITY ONE, INC.
CONSOLIDATED STATEMENT OF EARNINGS
as of June 30, 2001
(in thousands, except per share data)



                                                      3 MONTHS ENDED                     6 MONTHS ENDED
                                                ------------------------------   -----------------------------
                                                JUNE 30, 2001    JUNE 30, 2000   JUNE 30, 2001   JUNE 30, 2000
                                                -------------    -------------   -------------   -------------
Revenues
        Income from Rental Properties
                Minimum Rental                      $ 7,260         $ 6,456         $14,304         $12,594
                Expense Recoveries                    1,879           1,368           3,695           3,010
                Percentage Rent Payments                 36              24             341             278
                                                    -----------------------         -----------------------
        Total Rental Income                         $ 9,175         $ 7,848         $18,340         $15,882
        Gain on Sale of Real Estate                       0               0               0               0
        Gain on Sale of Securities                       33               0              33               0
        Management Fee Income                           590              84           1,116             115
        Dividend & Interest Income                      134              59             270              98
                                                    -----------------------         -----------------------
Total Revenues                                      $ 9,932         $ 7,991         $19,759         $16,095

Expenses                                              7,991          16,095
        Operating Expenses                          $ 2,677         $ 2,061         $ 5,410         $ 4,239
        Depreciation & Amortization                   1,188           1,006           2,408           1,986
        Interest Expense & Fee Amortization           2,199           1,630           4,281           3,356
        General & Administrative                        652             482           1,370           1,055
        Minority Interest                                49              25              49              49
                                                    -----------------------         -----------------------
Total Expenses                                      $ 6,765         $ 5,204         $13,518         $10,685

Net Income
        Earnings from Operations                    $ 3,134         $ 2,787         $ 6,208         $ 5,410
        Gain on Sale of Real Estate                       0               0               0               0
        Gain on Sale of Securities                       33               0              33               0
        Extraordinary Item                                0               0               0               0
                                                    -----------------------         -----------------------
Total Net Income                                    $ 3,167         $ 2,787         $ 6,241         $ 5,410

Per Share
        Basic
                Earnings from Operations            $  0.25         $  0.24         $  0.49         $  0.47
                Gain on Sale of Real Estate            0.00            0.00            0.00            0.00
                Gain on Sale of Securities             0.00            0.00            0.00            0.00
                Extraordinary Item                     0.00            0.00            0.00            0.00
                                                    -----------------------         -----------------------
        Total Basic Earnings                        $  0.25         $  0.24         $  0.49         $  0.47

        Diluted
                Earnings from Operations            $  0.24         $  0.24         $  0.48         $  0.47
                Gain on Sale of Real Estate            0.00            0.00            0.00            0.00
                Gain on Sale of Securities             0.00            0.00            0.00            0.00
                Extraordinary Item                     0.00            0.00            0.00            0.00
                                                    -----------------------         -----------------------
        Total Diluted Earnings                      $  0.24         $  0.24         $  0.48         $  0.47

Weighted Average Shares Outstanding
        Basic                                        12,707          11,480          12,707          11,390
        Diluted                                      13,448          11,684          13,326          11,581


EQUITY ONE, INC.
CONSOLIDATED STATEMENT OF FUNDS FROM OPERATIONS
as of June 30, 2001
(in thousands, except per share data)
--------------------------------------------------------------------------------

                                                            3 MONTHS ENDED                     6 MONTHS ENDED
                                                     ------------------------------      -----------------------------
                                                     JUN 30, 2001      JUN 30, 2000      JUN 30, 2001     JUN 30, 2000
                                                     ------------      ------------      ------------     ------------
NET INCOME                                              $ 3,167           $ 2,787           $ 6,241          $ 5,410
     DEPRECIATION OF REAL ESTATE                          1,165               987             2,360            1,948
     AMORTIZATION OF CAPITALIZED LEASING FEES                65                30                87               56
     INTEREST ON CONVERTIBLE PARTNERSHIP UNITS               66                 0               130                0
     MINORITY INTEREST                                       49                25                49               49
                                                     ----------------------------        ---------------------------
FUNDS FROM OPERATIONS                                   $ 4,512           $ 3,829           $ 8,867          $ 7,463
        INCREASE                                           17.8%                               18.8%

FFO PER SHARE (DILUTED)                                 $  0.34           $  0.33           $  0.67          $  0.64
        INCREASE                                            3.0%                                4.7%
-----------------------------------------------------------------------------------------------------------------------

ADJUSTED FUNDS FROM OPERATIONS (AFFO)

FUNDS FROM OPERATIONS                                   $ 4,512           $ 3,829           $ 8,867          $ 7,463

LESS:

     STRAIGHT LINE RENT ADJUSTMENT                      $    33           $    33           $    65          $    65

     RECURRING CAPITAL EXPENDITURES
        TENANT IMPROVEMENTS                                 107                 3               153               34
        LEASING COMMISSIONS AND FEES                         93                54               142              165
        OTHER CAPITAL EXPENDITURES                           55                12               103              234
                                                     ----------------------------        ---------------------------
     TOTAL RECURRING CAPITAL EXPENDITURES               $   255           $    69           $   398          $   433

ADJUSTED FUNDS FROM OPERATIONS                          $ 4,224           $ 3,727           $ 8,404          $ 6,964
        INCREASE                                           13.3%                               20.7%

AFFO PER SHARE (DILUTED)                                $  0.31           $  0.32           $  0.63          $  0.60
        INCREASE                                           -1.5%                                4.9%
-----------------------------------------------------------------------------------------------------------------------

MORTGAGE PRINCIPAL PAYMENTS                             $   850           $ 3,205           $ 1,685          $ 2,341
-----------------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE DILUTED SHARES                          13,448            11,684            13,326           11,581
-----------------------------------------------------------------------------------------------------------------------

EQUITY ONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
as of June 30, 2001
(in thousands, except per share data)
--------------------------------------------------------------------------------

                                                                             JUN 30, 2001                  DEC 31, 2000
                                                                             ------------                  ------------
Assets

      RENTAL PROPERTIES AND DEVELOPMENTS

          LAND, BUILDINGS AND EQUIPMENT                                        $ 220,767                     $ 216,698
          BUILDING IMPROVEMENTS                                                    9,426                         8,228
          LAND HELD FOR DEVELOPMENT                                               10,893                        11,008
          CONSTRUCTION IN PROGRESS                                                 7,450                         7,128
                                                                               ---------                     ---------
              SUBTOTAL                                                           248,536                       243,062
          LESS: ACCUMULATED DEPRECIATION                                         (18,219)                      (15,836)
                                                                               ---------                     ---------
      RENTAL PROPERTIES AND DEVELOPMENTS, NET                                    230,317                       227,226

      CASH AND CASH EQUIVALENTS                                                      499                           322
      RESTRICTED CASH                                                              4,781                         4,273
      SECURITIES AVAILABLE FOR SALE                                                1,639                         1,403
      ACCOUNTS AND OTHER RECEIVABLES, NET                                          1,526                         2,234
      DUE FROM RELATED PARTIES                                                        15                            47
      DEPOSITS                                                                     2,023                           822
      PREPAID AND OTHER ASSETS                                                     1,651                           667
      DEFERRED EXPENSES, NET                                                       1,349                         1,404
      GOODWILL, NET                                                                  619                           644
                                                                               ---------                     ---------

TOTAL ASSETS                                                                   $ 244,419                     $ 239,042
-----------------------------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
      LIABILITIES

          MORTGAGE NOTES PAYABLE                                               $ 124,690                     $ 121,675
          CREDIT AGREEMENT                                                         5,572                         4,243
          ACCOUNTS PAYABLE AND ACCRUED EXPENSES                                    3,892                         2,857
          TENANT SECURITY DEPOSITS                                                 1,721                         1,476
          DEFERRED RENTAL INCOME                                                     647                           662
          MINORITY INTEREST IN EQUITY OF CONSOLIDATED SUBSIDIARY                   3,869                         3,875
                                                                               ---------                     ---------
      TOTAL LIABILITIES                                                          140,391                       134,788

      SHAREHOLDERS' EQUITY

          COMMON STOCK, $0.01 PAR VALUE                                              129                           128
          ADDITIONAL PAID-IN CAPITAL                                             106,663                       105,368
          RETAINED EARNINGS                                                            0                           423
          ACCUMULATED OTHER COMPREHENSIVE INCOME                                     (76)                         (311)
          UNAMORTIZED RESTRICTED STOCK COMPENSATION                               (2,143)                         (809)
          NOTE RECEIVABLE FROM ISSUANCE OF COMMON STOCK                             (545)                         (545)
                                                                               ---------                     ---------
      TOTAL SHAREHOLDERS' EQUITY                                                 104,028                       104,254
                                                                               ---------                     ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                     $ 244,419                     $ 239,042
-----------------------------------------------------------------------------------------------------------------------

EQUITY ONE, INC.
SUMMARY OF MORTGAGE DEBT
as of June 30, 2001
(in thousands)

----------------------------------------------------------------------------------------------------------------
                      LOAN CLOSING/   ORIGINAL                           AMORTI-
                       REFINANCING      LOAN       MATURITY      LOAN     ZATION            JUN 30, 2001
      PROPERTY          DATE (1)     AMOUNT (2)      DATE      TERM (3)   PERIOD  RATE (4)    BALANCE
----------------------------------------------------------------------------------------------------------------
     Atlantic Village   10/30/98         $ 5,000   11/01/18       20        20      6.850%        $ 4,670
     Bird Ludlum (5)    02/19/97          13,400   02/15/15       18        18      7.680%         11,623
     Commonwealth       02/15/98           3,300   02/15/08       10        20      7.000%          3,016
     Eustis Square      10/22/93           5,942   07/01/02        9        25      9.000%          4,598
     Forest Edge        05/01/96           2,099   10/01/02        6        14      6.900%          1,696
     Forest Village     03/08/01           4,700   04/01/11       10        30      7.270%          4,694
     Ft. Caroline       03/29/95           2,500   03/01/09       14        20      9.350%          2,137
     Lake Mary (6)      11/09/95          13,423   12/01/10       15        20      7.850%         10,006
     Lantana            02/19/98           4,400   02/15/05        7        20      6.950%          4,019
     Mariners Crossing  09/01/00           3,516   03/01/08        8        30      7.080%          3,487
     Oak Hill           12/07/95           2,500   01/01/06       10        20      7.625%          2,144
     Park Promenade     01/31/00           6,500   02/01/10       10        30      8.100%          6,437
     Pine Island/Ridge P08/01/99          26,234   07/01/08        9        30      6.910%         25,735
     Plaza del Rey      08/01/96           3,050   09/01/11       15        15      8.125%          2,446
     Pointe Royale      07/28/95           6,000   07/15/10       15        20      7.950%          5,075
     Shoppes of Northpor12/05/00           4,370   09/01/10       10        23      6.650%          4,330
     Shops at Skylake   07/06/00          16,350   08/01/10       10        25      7.650%         16,163
     Summerlin Square   01/25/99           5,000   02/01/14       15        15      6.750%          4,513
     Walden Woods       01/01/99           2,835   08/01/06        8        15      7.875%          2,636
     West Lake (7)      05/22/97           5,902   06/01/16       19        20      7.875%          5,267

        SUB-TOTAL (FIXED RATE DEBT)     $137,021                                                 $124,690

        7.02 YEARS WEIGHTED-AVERAGE LIFE
       7.474% WEIGHTED-AVERAGE FIXED RATE


     Line of Credit (8) 02/04/99        $ 35,000   02/04/02        3        NA     L+225          $ 5,572

        TOTAL MORTGAGE DEBT                                                                      $130,262

      MATURITY SCHEDULE     SCHEDULED     BALLOON
           BY YEAR        AMORTIZATION    PAYMENTS(9)     TOTAL
-----------------------------------------------------------------
            2001              1,763             0         1,763
            2002              3,581        11,483        15,064  (includes current balance on the Line of Credit)
            2003              3,636             0         3,636
            2004              3,913             0         3,913
            2005              4,072         3,498         7,570
            2006              4,203         3,784         7,988
            2007              4,451             0         4,451
            2008              4,355        28,474        32,829
            2009              4,294         1,280         5,574
            2010              3,965        27,180        31,146
         Thereafter          12,037         4,290        16,326
-----------------------------------------------------------------
        TOTAL               $50,272       $79,990      $130,262

--------------------------------------------------------------------------------

(1) The more recent of the loan closing/assumption date and the date of any subsequent additional funding.
(2) The principal amount on the loan closing/assumption date, adjusted to reflect any subsequent additional funding.
(3) The term in years from the more recent of the loan closing/assumption date or the date of any subsequent additional funding.
(4)      The fixed rate in effect on June 30, 2001.
(5) On 2/19/97, the amortized loan balance of $13,191 (on an original loan of $14,000 on 8/11/94) was increased to $13,400.
(6) On 12/13/00, an additional paydown of $1,450 was made to the lender on account of the General Cinema termination payment.
(7) On 5/22/97, the amortized loan balance of $5,422 (on an original loan of $5,491 on 10/1/96) was increased to $5,902.
(8) The $35,000 Line was authorized to $20,641 as of June 30, 2001, with increases subject to the posting of additional collateral. The Line is secured by Mandarin Landing and Mini-storage, Skylake Phase III land, the EQY Building, Beauclerc Village and East Bay Plaza.
(9) Represents the entire principal balance of a maturing loan on the maturity date.

EQUITY ONE, INC.
PROPERTY STATUS REPORT
as of June 30, 2001
--------------------------------------------------------------------------------


                                            Year        Total                  # of Tenants
                                          Built or     Square     Percent     ---------------
    Property                   City       Acquired     Footage    Occupied    Occp'd   Vacant
    --------                   ----       --------     -------    --------    ------   ------
NORTH FLORIDA (9)

     Atlantic Village      Atlantic Beach  1995 A      100,559      96.2%       24        1


     Beauclerc Village     Jacksonville    1998 A       71,127      56.6%        8        4


     Commonwealth          Jacksonville    1994 A       81,467      95.2%       14        2


     Ft. Caroline          Jacksonville    1994 A       74,546      94.0%       10        3


     Forest Village        Tallahassee     2000 B       71,526      93.3%       16        1


     Losco                 Jacksonville    2000 B        8,700      63.2%        5        2


     Mandarin Landing      Jacksonville    1999 A      141,565      98.0%       35        2


     Monument Point        Jacksonville    1997 A       75,128     100.0%       14        0


     Oak Hill              Jacksonville    1995 A       78,492      95.2%       18        1


CENTRAL FLORIDA (5)

     Eustis Square         Eustis          1993 A      126,791      94.1%       21        7


     Forest Edge           Orlando         1996 A       68,631     100.0%       12        0


     Lake Mary             Orlando         1995 A      303,500      97.4%       58        4


     Park Promenade        Orlando         1999 A      125,818     100.0%       28        0


     Walden Woods          Plant City      1999 A       75,336      98.7%       10        1

                           Supermarket Anchor
                           ------------------                                      Average
                           Square    Name                                        Base Rent
    Property                Feet    Exp Date    Other Major Tenants              per Occ SF
    --------               ------   ---------   -------------------              ----------
NORTH FLORIDA (9)

     Atlantic Village       39,795 Publix     Jo-Ann Fabrics, Rent Way,           $ 9.99
                                   (10/31/08) Dollar Tree

     Beauclerc Village                        Big Lots, Walgreens*,                 6.69
                                              Pizza Hut

     Commonwealth           48,997 Winn-Dixie Rent-A-Center, Pizza Hut,             7.89
                                   (2/28/18)  Subway

     Ft. Caroline           45,500 Winn-Dixie Eckerds*, McDonalds                   7.09
                                   (5/31/15)

     Forest Village         37,866 Publix     Video Warehouse, Waffle House         9.76
                                   (4/30/20)

     Losco                     Winn Dixie                                          18.96
                          (not owned by EQY)

     Mandarin Landing       34,400 Publix     Office Depot, Aqua Zoo, Eckerds       8.82
                                   (2/14/02)

     Monument Point         46,772 Winn-Dixie Eckerds, Hallmark                     6.50
                                   (3/27/05)

     Oak Hill               39,795 Publix     Walgreens* (Bonus Dollar)             6.62
                                   (5/11/05)

CENTRAL FLORIDA (5)

     Eustis Square          38,520 Publix     GNC, Walgreens* (Bealls Outlet)       6.82
                                   (11/30/04) Walmart, Dollar Tree

     Forest Edge            42,075 Winn-Dixie Autozone, Rent-A-Center               7.00
                                   (8/8/07)

     Lake Mary              63,139 Albertson'sK-Mart, Sun Star Theatres, Chili's,  11.20
                                   (6/30/12)  Burger King, NationsBank

     Park Promenade         55,000 Publix     Blockbuster, Radio Shack, Orange      9.20
                                   (2/9/07)   County Library, Goodwill, KFC

     Walden Woods           46,636 Winn-Dixie*Walgreens                             6.58
                                   (11/30/08)




                                    Page 7-1

EQUITY ONE, INC.
PROPERTY STATUS REPORT
as of June 30, 2001
--------------------------------------------------------------------------------



                                            Year        Total                  # of Tenants
                                          Built or     Square     Percent     ---------------
    Property                   City       Acquired     Footage    Occupied    Occp'd   Vacant
    --------                   ----       --------     -------    --------    ------   ------

FLORIDA WEST COAST (4)

     East Bay Plaza        Largo           1993 A       85,426      80.2%       17        6


     Mariners Crossing     Spring Hill     2000 A       85,507     100.0%       15        0


     Shoppes of North Port North Port      2000 A       84,705     100.0%       22        0


     Summerlin Square      Fort Myers      1998 A      109,156      94.1%       23        4


SOUTH FLORIDA (9)

     Bird Ludlum           Miami           1994 A      192,282      96.7%       49        3



     Lantana Village       Lantana         1998 A      176,110      99.7%       26        1


     Pine Island           Davie           1999 A      254,907     100.0%       48        0


     Plaza Del Rey         Miami           1991 A       50,146     100.0%       21        0


     Point Royale          Miami           1995 A      209,863      93.9%       25        2


     Pompano               Pompano         2000A        80,697     100.0%        1        0
                           Beach

     Ridge Plaza           Davie           1999 A      155,204      94.0%       26        2


     Shops at Skylake      North           1997 A      174,219      91.9%       40        6
                           Miami Beach   1999-2000 B

     West Lakes Plaza      Miami           1996 A      100,747     100.0%       27        0


-----------------------------------------------------------------------------------------------
TOTAL SHOPPING CENTERS (27)                          3,162,155      95.6%      613       52
-----------------------------------------------------------------------------------------------

                             Supermarket Anchor
                             ------------------                                           Average
                             Square    Name                                             Base Rent
    Property                  Feet    Exp Date         Other Major Tenants              per Occ SF
    --------                 ------   ---------        -------------------              ----------
FLORIDA WEST COAST (4)

     East Bay Plaza            Albertson's          Hollywood Video, Scotty's*,         $ 7.64
                           (not owned by EQY)       Mail Boxes, Etc.

     Mariners Crossing       48,315 Kash 'N Karry   Movie Gallery, Dollar General,        7.98
                                    (4/30/20)       Play it Again Sports

     Shoppes of North Port   48,890 Publix          Beall's Outlet, GNC, Subway           9.36
                                    (12/11/11)

     Summerlin Square        45,500 Winn-Dixie      Eckerds, Perkins, Mobil Oil,         10.31
                                    (6/4/06)        Century 21

SOUTH FLORIDA (9)

     Bird Ludlum             44,400 Winn-Dixie      McDonalds, Blockbuster, Eckerds,     13.58
                                    (12/31/07)      Bank of America, Vision Works,
                                                    Radio Shack

     Lantana Village         39,473 Winn-Dixie      K-Mart, Family Dollar, Subway,        6.27
                                    (2/15/11)       Denny's, Burger King, GNC

     Pine Island             39,943 Publix          Home Depot Expo, Bealls Outlet,       8.99
                                   (11/30/13)       Radio Shack, Rite Aid, KFC

     Plaza Del Rey                                  Navarro Pharmacy, Discount Auto,     12.72
                                                    Rent-A-Center

     Point Royale            45,350 Winn-Dixie      Best Buy, Eckerd's, Dollar Tree,      6.26
                                     (2/18/11)      Hollywood Video, Pizza Hut

     Pompano                                        Lowe's                                6.69


     Ridge Plaza             see Pine Island        AMC Theater, Kabooms, Republic        8.60
                                                    Security Bank, Uncle Funny's

     Shops at Skylake        51,420 Publix          Radio Shack, Blockbuster, First      14.96
                                    (7/31/19)       Union, Goodwill, Washington Mutual

     West Lakes Plaza        46,216 Winn-Dixie      Navarro Pharmacy, Rent A Center,     10.50
                                   (10/31/16)       Lady of America Fitness, GNC

-----------------------------------------------------------------------------------------------
TOTAL SHOPPING CENTERS (27)  948,002                                                    $ 9.15
-----------------------------------------------------------------------------------------------





                                    Page 7-2

EQUITY ONE, INC.
PROPERTY STATUS REPORT
as of June 30, 2001
--------------------------------------------------------------------------------


                                            Year        Total                  # of Tenants
                                          Built or     Square     Percent     ---------------
    Property                   City       Acquired     Footage    Occupied    Occp'd   Vacant
    --------                   ----       --------     -------    --------    ------   ------
OTHER COMMERCIAL PROPERTIES (3)


     El Novillo            Miami Beach     1988 A       10,000     100.0%        1        0

     Epsilon               W. Palm Beach   1995 A       18,707     100.0%        5        0

     EQY Building          Miami Beach     1991 A       28,130      83.7%       12        2

---------------------------------------------------------------------------------------------
TOTAL SHOPPING CTRS & COMMERCIAL PPTYS (30)          3,218,992      95.5%      631       54
---------------------------------------------------------------------------------------------

     Mandarin Mini-storage Jacksonville    1994 A       52,880      95.1%      508       26

     Montclair Apartments  Miami Beach     1998 A        9,375      95.0%       19        1

GRAND TOTAL (32)                                     3,281,247               1,158       81

                                              Supermarket Anchor
                                              ------------------                                            Average
                                              Square    Name                                              Base Rent
    Property                                   Feet    Exp Date         Other Major Tenants               per Occ SF
    --------                                  ------   ---------        -------------------               ----------
OTHER COMMERCIAL PROPERTIES (3)

     El Novillo                                                          Jumbo Buffet                       $ 13.67

     Epsilon                                                         Fat Tuesday's, Jester.com                14.30

     EQY Building                                                    Gambro, South Beach Medical              15.50

--------------------------------------------------------------------------------------------------------------------
TOTAL SHOPPING CTRS & COMMERCIAL PPTYS (30)    948,002                                                       $ 9.25
--------------------------------------------------------------------------------------------------------------------

     Mandarin Mini-storage                                                                  NA

     Montclair Apartments                                                                   NA

----------------------------------------------------------
GRAND TOTAL (32)                               948,002
----------------------------------------------------------


* Indicates a tenant which continues to pay rent, but has closed its store and ceased operations. The subtenant, if any, is shown in ( ).








                                    Page 7-3

EQUITY ONE, INC.
REAL ESTATE DEVELOPMENT ACTIVITY AND OTHER HOLDINGS
as of June 30, 2001
--------------------------------------------------------------------------------

1)   SHOPS AT SKYLAKE
     North Miami Beach, Florida

     An incremental 24,000 square feet has been completed as of March 31, 2001, bringing total square footage to 174,199 square feet.

     The new space has been fully leased to two tenants. This new construction is reflected on the June 30, 2001 Property Status Report.

2)   LAKE MARY SHOPPING CENTER
     Lake Mary, Florida

     Initial construction has commenced on a 45,000 square foot addition which will house a fitness center (lease is signed), as well as several other in-line tenants. This addition is not reflected on the June 30, 2001 Property Status Report.

3)   CORAL WAY, SOUTH EAST
     Miami, Florida

     A site plan for the 8.5 acre parcel at the southeast corner of Coral Way and S.W. 147 Avenue in Miami has received preliminary approval from a major supermarket. Equity One holds an option to purchase this parcel. This new development is not reflected on the June 30, 2001 Property Status Report.

EQUITY ONE, INC.
SHOPPING CENTER & COMMERCIAL PROPERTY TENANT CONCENTRATION SCHEDULE
as of June 30, 2001
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                                             % OF TOTAL
           TENANT                   NUMBER                 % OF TOTAL      ANNUALIZED        ANNUALIZED     AVERAGE
                                      OF        SQUARE        SQUARE        MINIMUM            MINIMUM      MINIMUM
                                    STORES       FEET          FEET           RENT              RENT          RENT
---------------------------------------------------------------------------------------------------------------------
TOP TEN TENANTS

     Winn Dixie                      10         450,919        14.0%        $2,844,985          10.0%       $6.31

     Publix                           9         385,629        12.0%         2,698,676           9.5%        7.00

     K Mart                           2         171,289         5.3%           814,754           2.9%        4.76

     Albertsons                       1          63,139         2.0%           568,251           2.0%        9.00

     Lowe's                           1          80,697         2.5%           540,000           1.9%        6.69

     Eckerd                           6          59,424         1.8%           483,475           1.7%        8.14

     Best Buy                         1          91,472         2.8%           388,756           1.4%        4.25

     AMC Theatre                      1          27,000         0.8%           378,000           1.3%       14.00

     Walgreens                        4          46,193         1.4%           361,082           1.3%        7.82

     Home Depot Expo                  1          86,156         2.7%           323,085           1.1%        3.75

------------------------------------------------------------------------------------------------------------------
SUB-TOTAL TOP TEN TENANTS            36       1,461,918        45.4%        $9,401,063          33.1%       $6.43
------------------------------------------------------------------------------------------------------------------

     Remaining Tenants              595       1,612,239        50.1%        19,022,183          66.9%       11.80

------------------------------------------------------------------------------------------------------------------
SUB-TOTAL ALL TENANTS               631       3,074,157        95.5%       $28,423,246         100.0%       $9.25
------------------------------------------------------------------------------------------------------------------

     Vacant                          54         144,835         4.5%                 0           0.0%        0.00

------------------------------------------------------------------------------------------------------------------
TOTAL INCLUDING VACANT              685       3,218,992       100.0%       $28,423,246         100.0%       $8.83
------------------------------------------------------------------------------------------------------------------

EQUITY ONE, INC.
SHOPPING CENTER AND COMERCIAL PROPERTY LEASE EXPIRATION SCHEDULE as of June 30, 2001

------------------------------------------------------------------------------------------------------------------
                                                                                               PERCENT     AVERAGE
                                                            PERCENT                              OF        ANNUAL
                                                              OF             ANNUALIZED         TOTAL      MINIMUM
                                 NUMBER                      TOTAL             MINIMUM        ANNUALIZED   RENT PER
                                   OF          SQUARE        SQUARE            RENT AT         MINIMUM      SQUARE
            DATE                TENANTS (1)     FEET          FEET           EXPIRATION (2)      RENT        FOOT
-------------------------------------------------------------------------------------------------------------------
            M-T-M                   15          50,451        1.6%            $ 366,636          1.2%        $7.27
            2001                    62         112,415        3.5%            1,381,786          4.6%        12.29
            2002                   115         268,954        8.4%            2,949,947          9.9%        10.97
            2003                   119         230,523        7.2%            3,142,427         10.6%        13.63
            2004                   111         326,484       10.1%            3,448,415         11.6%        10.56
            2005                    85         330,646       10.3%            3,344,868         11.3%        10.12
            2006                    49         281,020        8.7%            2,955,706          9.9%        10.52
            2007                    15         204,939        6.4%            2,041,182          6.9%         9.96
            2008                    11         131,652        4.1%            1,268,287          4.3%         9.63
            2009                     6          68,870        2.1%              929,891          3.1%        13.50
            2010                     9         129,650        4.0%              951,557          3.2%         7.34
         Thereafter                 29         938,553       29.2%            6,936,252         23.3%         7.39

------------------------------------------------------------------------------------------------------------------
     SUB-TOTAL / AVERAGE           626       3,074,157       95.5%          $29,716,955        100.0%        $9.67
------------------------------------------------------------------------------------------------------------------

           Vacant                   54         144,835        4.5%                    0            NA          NA

------------------------------------------------------------------------------------------------------------------
       TOTAL / AVERAGE             680       3,218,992      100.0%          $29,716,955        100.0%        $9.24
------------------------------------------------------------------------------------------------------------------



(1) Includes 5 tenants who use 0 square feet but pay rent under various usage agreements. Excludes 5 tenants who use 0 square feet and do not pay rent, but make certain other payments (i.e. CAM or RE Tax).
(2) Includes the rent from 5 tenants who use 0 square feet but pay rent under various usage agreements.

EQUITY ONE, INC.
STOCK PRICE AND VOLUME STATISTICS *
as of June 30, 2001
--------------------------------------------------------------------------------






                            DAILY HIGH-LOW-CLOSE AND
                             10-DAY MOVING AVERAGE



                                (GRAPHIC OMITTED)








                            DAILY TRADING VOLUME AND
                             10-DAY MOVING AVERAGE



                                (GRAPHIC OMITTED)








*Data obtained from Yahoo Chart Services